UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   April 22, 2013

OphthaliX Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Bareket St, Petach Tikva, Israel	49170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 39241114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2013, pursuant to the Employment Agreement with our Chief Executive Officer, Barak Singer, the Board of Directors approved the grant of options to acquire 469,854 shares of common stock of the Company (the “Time Based Options”) in accordance with the terms of the 2012 Stock Incentive Plan, as amended (the “Plan”).  The Time Based Options vest over a period of three years on a quarterly basis over twelve consecutive quarters from the date of commencement of the employment of Mr. Singer with the Company (February 28, 2013).  The exercise price of the Time Based Options is $1.1757.  The Board of Directors also approved the grant of options to acquire 469,854 shares of common stock of the Company in accordance with the Plan to vest upon the achievement of the following milestones by the Company (the "Success Based Options"), as set forth below:

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156,618 options representing one third of the Success Based Options to vest upon the commencement of the trading of the Company's securities on Nasdaq or NYSE MKT LLC;

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156,618 options representing one third of the Success Based Options to vest upon the completion of an out-license transaction in relation to any product of the Company; and

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156,618 options representing the remaining third of the Success Based Options to vest upon the commencement of a phase 3 clinical trial of CF-101 for Glaucoma (and in the unlikely event that the phase 2 trial is unsuccessful, then the Board of Directors will allocate a different milestone).

The exercise price of the Success Based Options $1.1757.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

99.1

Option Grant Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OphthaliX Inc.

Date:  April 24, 2013

By /s/ Barak Singer

     Barak Singer, Chief Executive Officer

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